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                                                                   Exhibit 3.199

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                            SHG SECURED RESOURCES, LP

     SHG Secured Resources, LP, a limited partnership organized and existing under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Delaware on July 3, 2003 under the name SHG Secured Resources, LP, hereby certifies that effective on July 19, 2004 its Certificate of Limited Partnership is amended and restated in its entirety to read as follows:

     1. The name of the limited partnership is SHG Resources, LP.

     2. The name and address, including street, number, city and county of the registered agent and registered office of the limited partnership in the State of Delaware are:

                        National Registered Agents, Inc.
                       9 East Loockerman Street, Suite 1B
                       Dover, Kent County, Delaware 19901

     3. The name and mailing address of the general partner is:

                       Secured Resource Management GP, LLC
                        27442 Portola Parkway, Suite 200
                        Foothill Ranch, California 92610

     4. The future effective date and time of this Amended and Restated Certificate of Limited Partnership shall be July 19, 2004 at 11:59 p.m. Eastern Time.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited
Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 19th day of July, 2004, and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized.

                                        SECURED RESOURCE MANAGEMENT GP, LLC,
                                        its General Partner


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp
                                            Secretary